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                                                                    Exhibit 99.1


[VERSO TECHNOLOGIES LOGO]

400 Galleria Parkway
Suite 300
Atlanta, GA  30339

Investor Contact:                 Media Contact:                   Clarent Contact:
Jennifer Pepper                   Mary Frances Jones               Trudy Self
Director, Investor Relations      Director, Marketing              Investor Relations
Verso Technologies                Verso Technologies               Clarent Corporation
678.589.3579                      678.589.3575                     650-481-1782
Jennifer.pepper@verso.com         maryfrances.jones@verso.com      investorrelations@clarent.com
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                 VERSO ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE
                          ASSETS OF CLARENT CORPORATION

ATLANTA- (December 16, 2002) - Verso Technologies, Inc. (Nasdaq: VRSO), an integrated communications solutions company, announced today that it has signed a definitive agreement to acquire substantially all of the business assets of Clarent Corporation, a provider of Voice over Internet Protocol (VoIP) solutions for next generation networks and enterprise convergent solutions.

Clarent's product families address three main markets: the converged enterprise, long distance bypass and IP-based voice services over last-mile broadband networks. Key products include next generation switching and call control software, high density media gateways, multi-service access devices, signaling and announcement servers, network management systems and high demand telephony applications based on packet-switched technology.

Clarent announced separately today that it plans to file for bankruptcy protection pursuant to Chapter 11 of the United States Bankruptcy Code, and will therefore be operating its business as a debtor in possession. Consequently, the sale of Clarent's assets to Verso pursuant to the asset purchase agreement will be subject to the approval of the Bankruptcy Court. The purchase price payable to Clarent in connection with this transaction is $9.8 million. At this time, Verso has arranged to fund this acquisition using
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debt financing.

The Bankruptcy Court proceedings are expected to be completed within 90 days, at which time, pending approval from the Court and the satisfaction of other customary closing conditions, the parties expect to consummate the transaction and Verso will hold a conference call to further discuss details of the transaction.

ABOUT VERSO TECHNOLOGIES

Verso Technologies provides integrated switching and solutions for communications service providers who want to develop IP-based services with PSTN scalability and quality of service. Verso's unique, end-to-end native SS7 capability enables customers to leverage their existing PSTN investments by ensuring carrier-to-carrier interoperability and rich billing features. Verso's complete VoIP migration solutions include state of the art hardware and software, OSS integration, the industry's most widely used applications and technical training and support. For more information about Verso Technologies, contact the company at www.verso.com or by calling 678.589.3500.

ABOUT CLARENT CORPORATION

Clarent Corporation is a leading provider of softswitch and enterprise convergence solutions for next generation networks. Clarent solutions enable service providers and enterprises to quickly deploy an integrated network capable of carrying both voice and data traffic, deliver capital and operating expense savings, and generate new revenue opportunities with innovative services. Founded in 1996, Clarent is headquartered in Redwood City, California, and has offices in North America, Europe and Asia. For more information please visit www.clarent.com.

FORWARD LOOKING STATEMENTS

As provided by the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995, the company cautions that statements in this release that are forward-looking statements represent management's belief and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes", "intends", "may", "should", "anticipates", "expected", "estimated", "projected" or comparable terminology, or by discussion of strategies or trends. Although the company believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the company continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in the company's filings with the Securities and Exchange Commission. Should one
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or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.